Securities Purchase Agreement

This Securities Purchase Agreement (this “Agreement”), dated as of July 29, 2015, is entered into by and between Epoxy, Inc., a Nevada corporation (“Company”), and St. George Investments LLC, a Utah limited liability company, its successors and/or assigns (“Investor”).

A.           Company and Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).

B.           Investor desires to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement (i) a Convertible Promissory Note, in the form attached hereto as Exhibit A, in the original principal amount of $84,000.00 (the “Note”), convertible into shares of common stock, $0.00001 par value per share, of Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note, and (ii) a Warrant to Purchase Shares of Common Stock, substantially in the form attached hereto as Exhibit B (the “Warrant”).

C.           This Agreement, the Note, the Warrant, and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.

D.           For purposes of this Agreement: “Conversion Shares” means all shares of Common Stock issuable upon conversion of all or any portion of the Note; “Warrant Shares” means all shares of Common Stock issuable upon the exercise of or pursuant to the Warrant; and “Securities” means the Note, the Conversion Shares, the Warrant and the Warrant Shares.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company and Investor hereby agree as follows:

1. Purchase and Sale of Securities.

1.1. Purchase of Securities. Company shall issue and sell to Investor and Investor agrees to purchase from Company the Note and the Warrant. In consideration thereof, Investor shall pay the Purchase Price (as defined below) to Company.

1.2. Form of Payment. On the Closing Date, Investor shall pay the Purchase Price to Company via wire transfer of immediately available funds against delivery of the Note and the Warrant.

1.3. Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 5 and Section 6 below, the date and time of the issuance and sale of the Securities pursuant to this Agreement (the “Closing Date”) shall be 5:00 p.m., Eastern Time on or about July 29, 2015, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date by means of the exchange by express courier and email of .pdf documents, but shall be deemed to have occurred at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah.

1.4. Collateral for the Note. The Note shall not be secured.

1.5. Original Issue Discount; Transaction Expenses. The Note carries an original issue discount of $6,000.00 (the “OID”). In addition, Company agrees to pay $3,000.00 to Investor to cover Investor’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Securities (the “Transaction Expense Amount”), all of which amount is included in the initial principal balance of the Note. The “Purchase Price”, therefore, shall be $75,000.00, computed as follows: $84,000.00 original principal balance, less the OID, less the Transaction Expense Amount.

2. Investor’s Representations and Warranties. Investor represents and warrants to Company that: (i) this Agreement has been duly and validly authorized; (ii) this Agreement constitutes a valid and binding agreement of Investor enforceable in accordance with its terms; and (iii) Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act.

3. Company’s Representations and Warranties. Company represents and warrants to Investor that: (i) Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) Company has registered its Common Stock under Section 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; (iv) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company; (v) this Agreement, the Note, the Warrant, and the other Transaction Documents have been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms, subject as to enforceability only to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; (vi) the execution and delivery of the Transaction Documents by Company, the issuance of Securities in accordance with the terms hereof, and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (a) Company’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets; (vii) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Company is required to be obtained by Company for the issuance of the Securities to Investor; (viii) none of Company’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (ix) Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; (x) Company has not consummated any financing transaction that has not been disclosed in a periodic filing with the SEC under the 1934 Act; (xi) Company is not, nor has been in the past twelve (12) months, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act or is in compliance with Rule 144(i)(2) under the 1933 Act; (xii) with respect to any commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Company to any person or entity as a result of this Agreement or the transactions contemplated hereby (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; (xiii) Investor shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Company shall indemnify and hold harmless each of Investor, Investor’s employees, officers, directors, stockholders, members, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed or existing Broker Fees; (xiv) when issued, the Conversion Shares and the Warrant Shares will be duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances; (xv) neither Investor nor any of its officers, directors, stockholders, members, managers, employees, agents or representatives has made any representations or warranties to Company or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; and (xvi) Company has performed due diligence and background research on Investor and its affiliates including, without limitation, John M. Fife, and, to its satisfaction, has made inquiries with respect to all matters Company may consider relevant to the undertakings and relationships contemplated by the Transaction Documents including, among other things, the following: http://investing.businessweek.com/research/stocks/people/person.asp?personId=7505107&ticker=UAHC;SEC Civil Case No. 07-C-0347 (N.D. Ill.); SEC Civil Action No. 07-CV-347 (N.D. Ill.); and FINRA Case #2011029203701. Company, being aware of the matters described in subsection (xvi) above, acknowledges and agrees that such matters, or any similar matters, have no bearing on the transactions contemplated by the Transaction Documents and covenants and agrees it will not use any such information as a defense to performance of its obligations under the Transaction Documents or in any attempt to avoid, modify or reduce such obligations.

4. Company Covenants. Until all of Company’s obligations under all of the Transaction Documents are paid and performed in full, or within the timeframes otherwise specifically set forth below, Company shall comply with the following covenants: (i) so long as Investor beneficially owns any of the Securities and for at least twenty (20) Trading Days (as defined in the Note) thereafter, Company shall timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and shall take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (ii) the Common Stock shall be listed or quoted for trading on any of (a) NYSE, (b) NASDAQ, (c) OTCQX, or (d) OTCQB; (iii) when issued, the Conversion Shares and the Warrant Shares will be duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances; (iv) trading in Company’s Common Stock shall not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease on the Company’s principal trading market; and (v) Company shall not have at any given time more than six (6) Variable Security Holders (as defined below), excluding Investor, without Investor’s prior written consent. For purposes hereof, the term “Variable Security Holder” means any holder of any Company securities that are convertible into Common Stock (including without limitation convertible debt, warrants or convertible preferred stock) with a conversion price that varies with the market price of the Common Stock.

5. Conditions to Company’s Obligation to Sell. The obligation of Company hereunder to issue and sell the Securities to Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

5.1. Investor shall have executed this Agreement and delivered the same to Company.

5.2. Investor shall have delivered the Purchase Price to Company in accordance with Section 1.2 above.

6. Conditions to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

6.1. Company shall have executed this Agreement and delivered the same to Investor.

6.2. Company shall have delivered to Investor the duly executed Note and Warrant in accordance with Section 1.2 above.

6.3. Company shall have delivered to Investor a fully executed Irrevocable Letter of Instructions to Transfer Agent substantially in the form attached hereto as Exhibit C acknowledged and agreed to in writing by Company’s transfer agent (the “Transfer Agent”).

6.4. Company shall have delivered to Investor a fully executed Secretary’s Certificate substantially in the form attached hereto as Exhibit D evidencing Company’s approval of the Transaction Documents.

6.5. Company shall have delivered to Investor a fully executed Share Issuance Resolution substantially in the form attached hereto as Exhibit E to be delivered to the Transfer Agent.

6.6. Company shall have delivered to Investor fully executed copies of all other Transaction Documents required to be executed by Company herein or therein.

7. Reservation of Shares. At all times during which the Note is convertible or the Warrant is exercisable, Company will reserve from its authorized and unissued Common Stock to provide for the issuance of Common Stock upon the full conversion of the Note and full exercise of the Warrant at least (i) three (3) times the quotient obtained by dividing the Outstanding Balance (as defined in the Note) by the Conversion Price (as defined in the Note), plus (ii) three (3) times the number of Warrant Shares (as determined pursuant to the Warrant) deliverable upon full exercise of the Warrant (the “Share Reserve”), but in any event not less than 18,000,000 shares of Common Stock shall be reserved at all times for such purpose (the “Transfer Agent Reserve”). Company further agrees that it will cause the Transfer Agent to immediately add shares of Common Stock to the Transfer Agent Reserve in increments of 3,000,000 shares as and when requested by Investor in writing from time to time, provided that such incremental increases do not cause the Transfer Agent Reserve to exceed the Share Reserve. In furtherance thereof, from and after the date hereof and until such time that the Note has been paid in full and the Warrant exercised in full, Company shall require the Transfer Agent to reserve for the purpose of issuance of Conversion Shares under the Note and Warrant Shares under the Warrant, a number of shares of Common Stock equal to the Transfer Agent Reserve. Company shall further require the Transfer Agent to hold such shares of Common Stock exclusively for the benefit of Investor and to issue such shares to Investor promptly upon Investor’s delivery of a conversion notice under the Note or a notice of exercise under the Warrant. Finally, Company shall require the Transfer Agent to issue shares of Common Stock pursuant to the Note and the Warrant to Investor out of its authorized and unissued shares, and not the Transfer Agent Reserve, to the extent shares of Common Stock have been authorized, but not issued, and are not included in the Transfer Agent Reserve. The Transfer Agent shall only issue shares out of the Transfer Agent Reserve to the extent there are no other authorized shares available for issuance and then only with Investor’s written consent.

8. Miscellaneous. The provisions set forth in this Section 8 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein.

8.1. Original Signature Pages. Each party agrees to deliver its original signature pages to the Transaction Documents to the other party within five (5) Trading Days of the date hereof. Notwithstanding the foregoing, the Transaction Documents shall be fully effective upon exchange of electronic signature pages by the parties and payment of the Purchase Price by Investor. For the avoidance of doubt, the failure by either party to deliver its original signature pages to the other party shall not affect in any way the validity or effectiveness of any of the Transaction Documents, provided that such failure to deliver original signatures shall be a breach of the party’s obligations hereunder.

8.2. Arbitration of Claims. The parties shall submit all Claims (as defined in Exhibit F) arising under this Agreement or any other Transaction Document or any other agreement between the parties and their affiliates to binding arbitration pursuant to the arbitration provisions set forth in Exhibit F attached hereto (the “Arbitration Provisions”). The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. By executing this Agreement, Company represents, warrants and covenants that Company has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Company will not take a position contrary to the foregoing representations. Company acknowledges and agrees that Investor may rely upon the foregoing representations and covenants of Company regarding the Arbitration Provisions.

8.3. Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each party consents to and expressly agrees that exclusive venue for arbitration of any dispute arising out of or relating to any Transaction Document or the relationship of the parties or their affiliates shall be in Salt Lake County or Utah County, Utah. Without modifying the parties obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, for any litigation arising in connection with any of the Transaction Documents, each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, and (iii) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim or objection to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper.

8.4. Calculation Disputes. Notwithstanding the Arbitration Provisions, in the case of a dispute as to any determination or arithmetic calculation under the Transaction Documents, including without limitation, calculating the Outstanding Balance, Warrant Shares, Exercise Shares (as defined in the Warrant), Delivery Shares (as defined in the Warrant), Conversion Price, Conversion Shares, or VWAP (as defined in the Note) (each, a “Calculation”), Company or Investor (as the case may be) shall submit any disputed Calculation via email or facsimile with confirmation of receipt (i) within two (2) Trading Days after receipt of the applicable notice giving rise to such dispute to Company or Investor (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after Investor learned of the circumstances giving rise to such dispute. If Investor and Company are unable to agree upon such Calculation within two (2) Trading Days of such disputed Calculation being submitted to Company or Investor (as the case may be), then Investor shall, within two (2) Trading Days, submit via email or facsimile the disputed Calculation to Unkar Systems Inc. (“Unkar Systems”). Company shall cause Unkar Systems to perform the Calculation and notify Company and Investor of the results no later than ten (10) Trading Days from the time it receives such disputed Calculation. Unkar Systems’ determination of the disputed Calculation shall be binding upon all parties absent demonstrable error. Unkar Systems’ fee for performing such Calculation shall be paid by the incorrect party, or if both parties are incorrect, by the party whose Calculation is furthest from the correct Calculation as determined by Unkar Systems. In the event Company is the losing party, no extension of the Delivery Date (as defined in the Note) shall be granted and Company shall incur all effects for failing to deliver the applicable shares in a timely manner as set forth in the Transaction Documents. Notwithstanding the foregoing, Investor may, in its sole discretion, designate an independent, reputable investment bank or accounting firm other than Unkar Systems to resolve any such dispute and in such event, all references to “Unkar Systems” herein will be replaced with references to such independent, reputable investment bank or accounting firm so designated by Investor.

8.5. Counterparts. Each Transaction Document may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of a Transaction Document (or such party’s signature page thereof) will be deemed to be an executed original thereof.

8.6. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

8.7. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

8.8. Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters.

8.9. No Reliance. Company acknowledges and agrees that neither Investor nor any of its officers, directors, members, managers, representatives or agents has made any representations or warranties to Company or any of its officers, directors, representatives, agents or employees except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, agents or representatives other than as set forth in the Transaction Documents.

8.10. Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties hereto.

8.11. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer, or by facsimile (with successful transmission confirmation), (ii) the earlier of the date delivered or the third Trading Day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (iii) the earlier of the date delivered or the third Trading Day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Company:

Epoxy, Inc.
Attn: Dave Gasparine
2518 Anthem Village Drive, Suite 100
Henderson, Nevada 89052

If to Investor:

St. George Investments LLC
Attn: John Fife
303 East Wacker Drive, Suite 1040
Chicago, Illinois 60601

With a copy to (which copy shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC
Attn: Jonathan Hansen
3051 West Maple Loop Drive, Suite 325
Lehi, Utah 84043

8.12. Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to a third party, including its financing sources, in whole or in part, without the need to obtain Company’s consent thereto. Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder without the prior written consent of Investor.

8.13. Survival. The representations and warranties of Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investor. Company agrees to indemnify and hold harmless Investor and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

8.14. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.15. Investor’s Rights and Remedies Cumulative; Liquidated Damages. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Investor may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Investor may deem expedient. The parties acknowledge and agree that upon Company’s failure to comply with the provisions of the Transaction Documents, Investor’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates and future share prices, Investor’s increased risk, and the uncertainty of the availability of a suitable substitute investment opportunity for Investor, among other reasons. Accordingly, any fees, charges, and default interest due under the Note, the Warrant, and the other Transaction Documents are intended by the parties to be, and shall be deemed, liquidated damages (under Company’s and Investor’s expectations that any such liquidated damages will tack back to the Closing Date for purposes of determining the holding period under Rule 144 under the 1933 Act). The parties agree that such liquidated damages are a reasonable estimate of Investor’s actual damages and not a penalty, and shall not be deemed in any way to limit any other right or remedy Investor may have hereunder, at law or in equity. The parties acknowledge and agree that under the circumstances existing at the time this Agreement is entered into, such liquidated damages are fair and reasonable and are not penalties. All fees, charges, and default interest provided for in the Transaction Documents are agreed to by the parties to be based upon the obligations and the risks assumed by the parties as of the Closing Date and are consistent with investments of this type. The liquidated damages provisions of the Transaction Documents shall not limit or preclude a party from pursuing any other remedy available at law or in equity; provided, however, that the liquidated damages provided for in the Transaction Documents are intended to be in lieu of actual damages.

8.16. Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, if at any time Investor shall or would be issued shares of Common Stock under any of the Transaction Documents, but such issuance would cause Investor (together with its affiliates) to beneficially own a number of shares exceeding the Maximum Percentage (as defined in the Note), then Company must not issue to Investor the shares that would cause Investor to exceed the Maximum Percentage. The shares of Common Stock issuable to Investor that would cause the Maximum Percentage to be exceeded are referred to herein as the “Ownership Limitation Shares”. Company will reserve the Ownership Limitation Shares for the exclusive benefit of Investor. From time to time, Investor may notify Company in writing of the number of the Ownership Limitation Shares that may be issued to Investor without causing Investor to exceed the Maximum Percentage. Upon receipt of such notice, Company shall be unconditionally obligated to immediately issue such designated shares to Investor, with a corresponding reduction in the number of the Ownership Limitation Shares. For purposes of this Section, beneficial ownership of Common Stock will be determined under Section 13(d) of the 1934 Act.

8.17. Attorneys’ Fees and Cost of Collection. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees, deposition costs, and expenses paid by such prevailing party in connection with arbitration or litigation without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading. If (i) the Note or Warrant is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Investor otherwise takes action to collect amounts due under the Note or to enforce the provisions of the Note or the Warrant; or (ii) there occurs any bankruptcy, reorganization, receivership of Company or other proceedings affecting Company’s creditors’ rights and involving a claim under the Note or the Warrant; then Company shall pay the costs incurred by Investor for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees, expenses, deposition costs, and disbursements.

8.18. Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

8.19. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

8.20. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

8.21. Voluntary Agreement. Company has carefully read this Agreement and each of the other Transaction Documents and has asked any questions needed for Company to understand the terms, consequences and binding effect of this Agreement and each of the other Transaction Documents and fully understand them. Company has had the opportunity to seek the advice of an attorney of Company’s choosing and is executing this Agreement and each of the other Transaction Documents voluntarily and without any duress or undue influence by Investor or anyone else.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.

SUBSCRIPTION AMOUNT:

Principal Amount of Note:                                                                $84,000.00

Purchase Price:                                                                                   $75,000.00

INVESTOR:

St. George Investments LLC

By: Fife Trading, Inc., Manager

By:
John M. Fife, President

COMPANY:

Epoxy, Inc.

By:

Printed Name:

Title:

ATTACHED EXHIBITS:

Exhibit A	Note
Exhibit B	Warrant
Exhibit C	Irrevocable Transfer Agent Instructions
Exhibit D	Secretary’s Certificate
Exhibit E	Share Issuance Resolution
Exhibit F	Arbitration Provisions

[Signature Page to Securities Purchase Agreement]

Exhibit A - Note

CONVERTIBLE PROMISSORY NOTE

Effective Date: July 29, 2015 U.S. $84,000.00

FOR VALUE RECEIVED, Epoxy, Inc., a Nevada corporation (“Borrower”), promises to pay to St. George Investments LLC, a Utah limited liability company, or its successors or assigns (“Lender”), $84,000.00 and any interest, fees, charges, and late fees on the date that is twelve (12) months after the Purchase Price Date (the “Maturity Date”) in accordance with the terms set forth herein and to pay interest on the Outstanding Balance at the rate of eight percent (8%) per annum from the Purchase Price Date until the same is paid in full. This Convertible Promissory Note (this “Note”) is issued and made effective as of July 29, 2015 (the “Effective Date”). This Note is issued pursuant to that certain Securities Purchase Agreement dated July 29, 2015, as the same may be amended from time to time, by and between Borrower and Lender (the “Purchase Agreement”). All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

This Note carries an OID of $6,000.00. In addition, Borrower agrees to pay $3,000.00 to Lender to cover Lender’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of this Note (the “Transaction Expense Amount”), all of which amount is included in the initial principal balance of this Note. The purchase price for this Note and the Warrant (as defined in the Purchase Agreement) shall be $75,000.00 (the “Purchase Price”), computed as follows: $84,000.00 original principal balance, less the OID, less the Transaction Expense Amount. The Purchase Price shall be payable by Lender by wire transfer of immediately available funds.

1. Payment; Prepayment. All payments owing hereunder shall be in lawful money of the United States of America or Conversion Shares (as defined below), as provided for herein, and delivered to Lender at the address furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal. Notwithstanding the foregoing, so long as Borrower has not received a Conversion Notice (as defined below) from Lender where the applicable Conversion Shares have not yet been delivered and so long as no Event of Default has occurred since the Effective Date (whether declared by Lender or undeclared), then Borrower shall have the right, exercisable on not less than five (5) Trading Days prior written notice to Lender to prepay the Outstanding Balance of this Note, in full, in accordance with this Section 1. Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to Lender at its registered address and shall state: (i) that Borrower is exercising its right to prepay this Note, and (ii) the date of prepayment, which shall be not less than five (5) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of Lender as may be specified by Lender in writing to Borrower. If Borrower exercises its right to prepay this Note, Borrower shall make payment to Lender of an amount in cash equal to 135% multiplied by the then Outstanding Balance of this Note (the “Optional Prepayment Amount”). In the event Borrower delivers the Optional Prepayment Amount to Lender prior to the Optional Prepayment Date or without delivering an Optional Prepayment Notice to Lender as set forth herein without Lender’s prior written consent, the Optional Prepayment Amount shall not be deemed to have been paid to Lender until the Optional Prepayment Date. Moreover, in such event the Optional Prepayment Liquidated Damages Amount will automatically be added to the Outstanding Balance of this Note on the day Borrower delivers the Optional Prepayment Amount to Lender. In the event Borrower delivers the Optional Prepayment Amount without an Optional Prepayment Notice, then the Optional Prepayment Date will be deemed to be the date that is five (5) Trading Days from the date that the Optional Prepayment Amount was delivered to Lender. In addition, if Borrower delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to Lender within two (2) Trading Days following the Optional Prepayment Date, Borrower shall forever forfeit its right to prepay this Note.

2. Security. This Note is unsecured.

3. Conversion.

3.1. Conversion Price. Subject to the adjustments set forth herein, the conversion price (the “Conversion Price”) for each Conversion (as defined below) shall be equal to the product of 58% (the “Conversion Factor”) multiplied by the lowest intra-day trade price in the twenty (20) Trading Days immediately preceding the applicable Conversion, provided that if at any time the lowest intra-day trade price in the twenty (20) Trading Days immediately preceding any date of measurement is below $0.01, then in such event the then-current Conversion Factor shall be reduced by 5% for all future Conversions (subject to other reductions set forth in this section). Additionally, if at any time after the Effective Date, Borrower is not DWAC Eligible, then the then-current Conversion Factor will automatically be reduced by 5% for all future Conversions. If at any time after the Effective Date, the Conversion Shares are not DTC Eligible, then the then-current Conversion Factor will automatically be reduced by an additional 5% for all future Conversions. Finally, in addition to the Default Effect, if any Major Default occurs after the Effective Date, the Conversion Factor shall automatically be reduced for all future Conversions by an additional 5% for each of the first three (3) Major Defaults that occur after the Effective Date (for the avoidance of doubt, each occurrence of any Major Default shall be deemed to be a separate occurrence for purposes of the foregoing reductions in Conversion Factor, even if the same Major Default occurs three (3) separate times). For example, the first time Borrower is not DWAC Eligible, the Conversion Factor for future Conversions thereafter will be reduced from 58% to 53% for purposes of this example. Following such event, the first time the Conversion Shares are no longer DTC Eligible, the Conversion Factor for future Conversions thereafter will be reduced from 53% to 48% for purposes of this example. If, thereafter, there are three (3) separate occurrences of a Major Default pursuant to Section 4.1(a), then for purposes of this example the Conversion Factor would be reduced by 5% for the first such occurrence, and so on for each of the second and third occurrences of such Major Default. Notwithstanding the foregoing, in no event shall the Conversion Price be less than $0.0001.

3.2. Conversions. Lender has the right at any time after the Purchase Price Date until the Outstanding Balance has been paid in full, including without limitation until any Optional Prepayment Date (even if Lender has received an Optional Prepayment Notice), at its election, to convert (each instance of conversion is referred to herein as a “Conversion”) all or any part of the Outstanding Balance into shares (“Conversion Shares”) of fully paid and non-assessable common stock, $0.00001 par value per share (“Common Stock”), of Borrower as per the following conversion formula: the number of Conversion Shares equals the amount being converted (the “Conversion Amount”) divided by the Conversion Price. Conversion notices in the form attached hereto as Exhibit A (each, a “Conversion Notice”) may be effectively delivered to Borrower by any method of Lender’s choice (including but not limited to facsimile, email, mail, overnight courier, or personal delivery), and all Conversions shall be cashless and not require further payment from Lender. Borrower shall deliver the Conversion Shares from any Conversion to Lender in accordance with Section 8 below.

4. Defaults and Remedies.

4.1. Defaults. The following are events of default under this Note (each, an “Event of Default”): (a) Borrower shall fail to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; or (b) Borrower shall fail to deliver any Conversion Shares in accordance with the terms hereof; or (c) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; or (d) Borrower shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or (e) Borrower shall make a general assignment for the benefit of creditors; or (f) Borrower shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (g) an involuntary proceeding shall be commenced or filed against Borrower; or (h) Borrower shall default or otherwise fail to observe or perform any covenant, obligation, condition or agreement of Borrower contained herein or in any other Transaction Document (as defined in the Purchase Agreement), other than those specifically set forth in this Section 4.1 and Section 4 of the Purchase Agreement; or (i) any representation, warranty or other statement made or furnished by or on behalf of Borrower to Lender herein, in any Transaction Document, or otherwise in connection with the issuance of this Note shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or (j) the occurrence of a Fundamental Transaction without Lender’s prior written consent; or (k) Borrower shall fail to maintain the Share Reserve as required under the Purchase Agreement; or (l) Borrower effectuates a reverse split of its Common Stock without twenty (20) Trading Days prior written notice to Lender; or (m) any money judgment, writ or similar process shall be entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $100,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Lender; or (n) Borrower shall fail to deliver to Lender original signature pages to all Transaction Documents within five (5) Trading Days of the Purchase Price Date; or (o) Borrower shall fail to be DWAC Eligible; or (p) Borrower shall fail to observe or perform any covenant set forth in Section 4 of the Purchase Agreement.

4.2. Remedies. Upon the occurrence of any Event of Default, Borrower shall within one (1) Trading Day deliver written notice thereof via facsimile, email or reputable overnight courier (with next day delivery specified) (an “Event of Default Notice”) to Lender. At any time and from time to time after the earlier of Lender’s receipt of an Event of Default Notice and Lender becoming aware of the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount. Notwithstanding the foregoing, at any time following the occurrence of any Event of Default, Lender may, at its option, elect to increase the Outstanding Balance by applying the Default Effect (subject to the limitation set forth below) via written notice to Borrower without accelerating the Outstanding Balance, in which event the Outstanding Balance shall be increased as of the date of the occurrence of the applicable Event of Default pursuant to the Default Effect, but the Outstanding Balance shall not be immediately due and payable unless so declared by Lender (for the avoidance of doubt, if Lender elects to apply the Default Effect pursuant to this sentence, it shall reserve the right to declare the Outstanding Balance immediately due and payable at any time and no such election by Lender shall be deemed to be a waiver of its right to declare the Outstanding Balance immediately due and payable as set forth herein unless otherwise agreed to by Lender in writing). Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (c), (d), (e), (f) or (g) of Section 4.1, the Outstanding Balance as of the date of acceleration shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Lender. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of 22% per annum or the maximum rate permitted under applicable law (“Default Interest”). Additionally, following the occurrence of any Event of Default, Borrower may, at its option, pay any Conversion in cash instead of Conversion Shares by paying to Lender on or before the applicable Delivery Date (as defined below) a cash amount equal to the number of Conversion Shares set forth in the applicable Conversion Notice multiplied by the highest intra-day trading price of the Common Stock that occurs during the period beginning on the date the applicable Event of Default occurred and ending on the date of the applicable Conversion Notice. In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 4.2. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower’s failure to timely deliver Conversion Shares upon Conversion of the Notes as required pursuant to the terms hereof.

4.3. Cross Default. A breach or default by Borrower of any covenant or other term or condition contained in any Other Agreements shall, at the option of Lender, be considered an Event of Default under this Note, in which event Lender shall be entitled (but in no event required) to apply all rights and remedies of Lender under the terms of this Note.

5. Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or Conversions called for herein in accordance with the terms of this Note.

6. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

7. Rights Upon Issuance of Securities.

7.1. Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7.1 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7.1 occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

7.2. Other Events. In the event that Borrower (or any subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect Lender from dilution or if any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then Borrower’s board of directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of Lender, provided that no such adjustment pursuant to this Section 7.2 will increase the Conversion Price as otherwise determined pursuant to this Section 7, provided further that if Lender does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then Borrower’s board of directors and Lender shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by Borrower.

8. Method of Conversion Share Delivery. On or before the close of business on the fifth (5th) Trading Day following the date of delivery of a Conversion Notice (the “Delivery Date”), Borrower shall, provided it is DWAC Eligible at such time, deliver or cause its transfer agent to deliver the applicable Conversion Shares electronically via DWAC to the account designated by Lender in the applicable Conversion Notice. If Borrower is not DWAC Eligible, it shall deliver to Lender or its broker (as designated in the Conversion Notice), via reputable overnight courier, a certificate representing the number of shares of Common Stock equal to the number of Conversion Shares to which Lender shall be entitled, registered in the name of Lender or its designee. For the avoidance of doubt, Borrower has not met its obligation to deliver Conversion Shares by the Delivery Date unless Lender or its broker, as applicable, has actually received the certificate representing the applicable Conversion Shares no later than the close of business on the relevant Delivery Date pursuant to the terms set forth above.

9. Conversion Delays. If Borrower fails to deliver Conversion Shares in accordance with the timeframe stated in Section 8, Lender, at any time prior to selling all of those Conversion Shares, may rescind in whole or in part that particular Conversion attributable to the unsold Conversion Shares, with a corresponding increase to the Outstanding Balance (any returned amount will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144 under the Securities Act of 1933, as amended (“Rule 144”)). In addition, for each Conversion, in the event that Conversion Shares are not delivered by the fourth Trading Day (inclusive of the day of the Conversion), a late fee equal to the greater of (a) $500.00 and (b) 2% of the applicable Conversion Share Value rounded to the nearest multiple of $100.00 (but in any event the cumulative amount of such late fees for each Conversion shall not exceed 200% of the applicable Conversion Share Value) will be assessed for each day after the fifth Trading Day (inclusive of the day of the Conversion) until Conversion Share delivery is made; and such late fee will be added to the Outstanding Balance (such fees, the “Conversion Delay Late Fees”). For illustration purposes only, if Lender delivers a Conversion Notice to Borrower pursuant to which Borrower is required to deliver 100,000 Conversion Shares to Lender and on the Delivery Date such Conversion Shares have a Conversion Share Value of $20,000.00 (assuming a Closing Trade Price on the Delivery Date of $0.20 per share of Common Stock), then in such event a Conversion Delay Late Fee in the amount of $500.00 per day (the greater of $500.00 per day and $20,000.00 multiplied by 2%, which is $400.00) would be added to the Outstanding Balance of the Note until such Conversion Shares are delivered to Lender. For purposes of this example, if the Conversion Shares are delivered to Lender twenty (20) days after the applicable Delivery Date, the total Conversion Delay Late Fees that would be added to the Outstanding Balance would be $10,000.00 (20 days multiplied by $500.00 per day). If the Conversion Shares are delivered to Lender one hundred (100) days after the applicable Delivery Date, the total Conversion Delay Late Fees that would be added to the Outstanding Balance would be $40,000.00 (100 days multiplied by $500.00 per day, but capped at 200% of the Conversion Share Value).

10. Ownership Limitation. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, if at any time Lender shall or would be issued shares of Common Stock under any of the Transaction Documents, but such issuance would cause Lender (together with its affiliates) to beneficially own a number of shares exceeding 4.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the shares of Common Stock issuable upon such issuance) (the “Maximum Percentage”), then Borrower must not issue to Lender shares of Common Stock which would exceed the Maximum Percentage. For purposes of this section, beneficial ownership of Common Stock will be determined pursuant to Section 13(d) of the 1934 Act. The shares of Common Stock issuable to Lender that would cause the Maximum Percentage to be exceeded are referred to herein as the “Ownership Limitation Shares”. Borrower will reserve the Ownership Limitation Shares for the exclusive benefit of Lender. From time to time, Lender may notify Borrower in writing of the number of the Ownership Limitation Shares that may be issued to Lender without causing Lender to exceed the Maximum Percentage. Upon receipt of such notice, Borrower shall be unconditionally obligated to immediately issue such designated shares to Lender, with a corresponding reduction in the number of the Ownership Limitation Shares. Notwithstanding the forgoing, the term “4.99%” above shall be replaced with “9.99%” at such time as the Market Capitalization is less than $10,000,000.00. Notwithstanding any other provision contained herein, if the term “4.99%” is replaced with “9.99%” pursuant to the preceding sentence, such increase to “9.99%” shall remain at 9.99% until increased, decreased or waived by Lender as set forth below. By written notice to Borrower, Lender may increase, decrease or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Lender.

11. Terms of Future Financings.  So long as this Note is outstanding, upon any issuance by Borrower of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to Lender in this Note, then Borrower shall notify Lender of such additional or more favorable term and such term, at Lender’s option, shall become a part of the Transaction Documents. Additionally, if Borrower fails to notify Lender of any such additional or more favorable term, but Lender becomes aware that Borrower has granted such a term to any third party, Lender may notify Borrower of such additional or more favorable term and such term shall become a part of the Transaction Documents retroactive to the date on which such term was granted to the applicable third party. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, conversion lookback periods, interest rates, OIDs, stock sale price, conversion price per share, and warrant coverage.

12. Payment of Collection Costs. If this Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Lender otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, then Borrower shall pay the costs incurred by Lender for such collection, enforcement or action including, without limitation, attorneys’ fees and disbursements. Borrower also agrees to pay for any costs, fees or charges of its transfer agent that are charged to Lender pursuant to any Conversion or issuance of shares pursuant to this Note.

13. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel. Lender also has the right to have any such opinion provided by Borrower’s counsel.

14. Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

15. Resolution of Disputes.

15.1. Arbitration of Disputes. By its acceptance of this Note, each party agrees to be bound by the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement.

15.2. Calculation Disputes. Notwithstanding the Arbitration Provisions, in the case of a dispute as to any Calculation (as defined in the Purchase Agreement), such dispute will be resolved in the manner set forth in the Purchase Agreement.

16. Cancellation. After repayment or conversion of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

17. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

18. Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by Lender without the consent of Borrower.

19. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Note and the documents and instruments entered into in connection herewith.

20. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”

21. Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Default Interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Lender’s and Borrower’s expectations that any such liquidated damages will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144).

22. Waiver of Jury Trial. EACH OF LENDER AND BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

BORROWER:

Epoxy, Inc.

By:
Name:
Title:

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

St. George Investments LLC

By: Fife Trading, Inc., Manager

By:
John M. Fife, President

ATTACHMENT 1
DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

A1. “Bloomberg” means Bloomberg L.P. (or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by Lender and reasonably satisfactory to Borrower).

A2. “Closing Bid Price” and “Closing Trade Price” means the last closing bid price and last closing trade price, respectively, for the Common Stock on its principal market, as reported by Bloomberg, or, if its principal market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of the Common Stock prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if its principal market is not the principal securities exchange or trading market for the Common Stock, the last closing bid price or last trade price, respectively, of the Common Stock on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of the Common Stock in the over-the-counter market on the electronic bulletin board for the Common Stock as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for the Common Stock by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for the Common Stock as reported by OTC Markets Group, Inc., and any successor thereto. If the Closing Bid Price or the Closing Trade Price cannot be calculated for the Common Stock on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Trade Price (as the case may be) of the Common Stock on such date shall be the fair market value as mutually determined by Lender and Borrower. If Lender and Borrower are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved in accordance with the procedures in Section 15.2. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

A3. “Default Effect” means multiplying the Outstanding Balance as of the date the applicable Event of Default occurred by (a) 15% for each occurrence of any Major Default, or (b) 5% for each occurrence of any Minor Default, and then adding the resulting product to the Outstanding Balance as of the date the applicable Event of Default occurred, with the sum of the foregoing then becoming the Outstanding Balance under this Note as of the date the applicable Event of Default occurred; provided that the Default Effect may only be applied three (3) times hereunder with respect to Major Defaults and three (3) times hereunder with respect to Minor Defaults; and provided further that the Default Effect shall not apply to any Event of Default pursuant to Section 4.1(b) hereof.

A4. “DTC” means the Depository Trust Company.

A5. “DTC Eligible” means, with respect to the Common Stock, that such Common Stock is eligible to be deposited in certificate form at the DTC, cleared and converted into electronic shares by the DTC and held in the name of the clearing firm servicing Lender’s brokerage firm for the benefit of Lender.

A6. “DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer program.

A7. “DWAC” means the DTC’s Deposit/Withdrawal at Custodian system.

A8. “DWAC Eligible” means that (a) Borrower’s Common Stock is eligible at DTC for full services pursuant to DTC’s operational arrangements, including without limitation transfer through DTC’s DWAC system, (b) Borrower has been approved (without revocation) by the DTC’s underwriting department, (c) Borrower’s transfer agent is approved as an agent in the DTC/FAST Program, (d) the Conversion Shares are otherwise eligible for delivery via DWAC; (e) Borrower has previously delivered all Conversion Shares to Lender via DWAC; and (f) Borrower’s transfer agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC.

A9. “Fundamental Transaction” means that (a) (i) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not Borrower or any of its subsidiaries is the surviving corporation) any other person or entity, or (ii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other person or entity, or (iii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the person or persons making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), or (iv) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination), or (v) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Stock, other than an increase in the number of authorized shares of Borrower’s Common Stock, or (b) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of Borrower.

A10. “Major Default” means any Event of Default occurring under Sections 4.1(a) (payments), 4.1(k) (Share Reserve), or 4.1(p) (breach of certain covenants) of this Note.

A11. “Mandatory Default Amount” means the greater of (a) the Outstanding Balance divided by the Conversion Price on the date the Mandatory Default Amount is demanded, multiplied by the VWAP on the date the Mandatory Default Amount is demanded, or (b) the Outstanding Balance following the application of the Default Effect.

A12. “Market Capitalization” means the product equal to (a) the average VWAP of the Common Stock for the immediately preceding fifteen (15) Trading Days, multiplied by (b) the aggregate number of outstanding shares of Common Stock as reported on Borrower’s most recently filed Form 10-Q or Form 10-K.

A13. “Minor Default” means any Event of Default that is not a Major Default.

A14. “OID” means an original issue discount.

A15. “Optional Prepayment Liquidated Damages Amount” means an amount equal to the difference between (a) the product of (i) the number of shares of Common Stock obtained by dividing (1) the applicable Optional Prepayment Amount by (2) the Conversion Price as of the date Borrower delivered the applicable Optional Prepayment Amount to Lender, multiplied by (ii) the Closing Trade Price of the Common Stock on the date Borrower delivered the applicable Optional Prepayment Amount to Lender, and (b) the applicable Optional Prepayment Amount paid by Borrower to Lender. For illustration purposes only, if the applicable Optional Prepayment Amount were $50,000.00, the Conversion Price as of the date the Optional Prepayment Amount was paid to Lender was equal to $0.75 per share of Common Stock, and the Closing Trade Price of a share of Common Stock as of such date was equal to $1.00, then the Optional Prepayment Liquidated Damages Amount would equal $16,666.67 computed as follows: (a) $66,666.67 (calculated as (i) (1) $50,000.00 divided by (2) $0.75 multiplied by (ii) $1.00) minus (b) $50,000.00.

A16. “Other Agreements” means, collectively, (a) all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Lender (or an affiliate), on the other hand, and (b) any financing agreement or a material agreement that affects Borrower’s ongoing business operations.

A17. “Outstanding Balance” means as of any date of determination, the Purchase Price, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, Conversion, offset, or otherwise, plus the OID, the Transaction Expense Amount, accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Lender, transfer, stamp, issuance and similar taxes and fees related to Conversions, and any other fees or charges (including without limitation Conversion Delay Late Fees) incurred under this Note.

A18. “Purchase Price Date” means the date the Purchase Price is delivered by Lender to Borrower.

A19. “Trading Day” means any day on which the Common Stock is traded or tradable for any period on the Common Stock’s principal market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

A20. “VWAP” means the volume weighted average price of the Common stock on the principal market for a particular Trading Day or set of Trading Days, as the case may be, as reported by Bloomberg.

EXHIBIT A

St. George Investments LLC
303 East Wacker Drive, Suite 1040
Chicago, Illinois 60601

Epoxy, Inc.                                                                                                                                          Date: __________________
Attn: Dave Gasparine, CEO
2518 Anthem Village Drive, Suite 100
Henderson, Nevada 89052

CONVERSION NOTICE

The above-captioned Lender hereby gives notice to Epoxy, Inc., a Nevada corporation (the “Borrower”), pursuant to that certain Convertible Promissory Note made by Borrower in favor of Lender on July 29, 2015 (the “Note”), that Lender elects to convert the portion of the Note balance set forth below into fully paid and non-assessable shares of Common Stock of Borrower as of the date of conversion specified below. Said conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Conversion Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A.	Date of Conversion:	____________
B.	Conversion #:	____________
C.	Conversion Amount:	____________
D.	Conversion Price: _______________
E.	Conversion Shares: _______________ (C divided by D)
F.	Remaining Outstanding Balance of Note: ____________*

* Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Purchase Agreement), the terms of which shall control in the event of any dispute between the terms of this Conversion Notice and such Transaction Documents.

Please transfer the Conversion Shares electronically (via DWAC) to the following account:
Broker:                                                      Address:
DTC#:
Account #:
Account Name:

To the extent the Conversion Shares are not able to be delivered to Lender electronically via the DWAC system, deliver all such certificated shares to Lender via reputable overnight courier after receipt of this Conversion Notice (by facsimile transmission or otherwise) to:
_____________________________________
_____________________________________
_____________________________________

[Remainder of page intentionally left blank]

Sincerely,

Lender:

St. George Investments LLC

By: Fife Trading, Inc., Manager

By:
John M. Fife, President